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                                                                    EXHIBIT 23.4





                                             June 12, 2000



Board of Directors
Mutual Savings Bank
4949 West Brown Deer Road
Milwaukee, Wisconsin  53233


Members of the Board of Directors:

     We hereby consent to the use of our firm's name in the Form S-1 Registration Statement, and any amendments thereto, for Bank Mutual Corporation. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter concerning subscription rights in such filings including the Prospectus of Bank Mutual Corporation.



                                             Sincerely,

                                             RP FINANCIAL, LC.

                                             /s/

                                             Gregory E. Dunn
                                             Senior Vice President